UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2006

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3
Item 8.01. Other Events	3

SIGNATURES	4
EXHIBIT INDEX	4
EX-99.1
EX-99.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of today, the Company has amended Article II, Section 12 of its Bylaws so that the record date for the taking of any action by shareholders may be a date within 120 days of the date of action, as opposed to the 70 day limitation previously set forth in the Bylaws. This amendment was approved by the Company’s Board of Directors. Amendment No. 1 of the Amended and Restated Bylaws of Goldspring, Inc. is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On August 7, 2006, the Company reported in a press release that on July 31, 2006, the United States District Court for the District of Arizona in Faber v. Parent, et al. issued an order denying the Defendants’ Motion for New Trial (Reconsideration) which had requested that the Court vacate the April 18th order. Please see the press release, which is attached hereto as Exhibit 99.2, for further detail. This disclosure is qualified in its entirety by the contents of said press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

August 10, 2006	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Amendment No. 1 to the Amended and Restated Bylaws of Goldspring, Inc.

99.2	Press Release, dated August 7, 2006